As filed with the Securities and Exchange Commission on August 15, 2000
                                            Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                           TURBODYNE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                           95-4699061
         (State or other jurisdiction             (I.R.S. Employer
      of incorporation or organization)          Identification No.)

           6155 Carpinteria Avenue                     93013
           Carpinteria, California                   (Zip code)
   (Address of principal executive offices)

                                  --------
                         2000 STOCK INCENTIVE PLAN
                          (Full title of the plan)
                                 ----------

                             Joseph D. Castano
                          Chief Financial Officer
                        Turbodyne Technologies Inc.
                          6155 Carpinteria Avenue
                       Carpinteria, California 93013
                  (Name and address of agent for service)

                               (805) 684-4551
       (Telephone number, including area code, of agent for service)

                                  Copy to:

                           PETER M. MENARD, ESQ.
                  Sheppard, Mullin, Richter & Hampton LLP
                     333 South Hope Street, 48th Floor
                       Los Angeles, California 90071
                               (213) 617-5483

                      CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed        Proposed
                       Amount          maximum         maximum        Amount of
Title of securities    to be       offering price     aggregate     registration
 to be registered   registered (1)   per share (2)  offering price       fee
--------------------------------------------------------------------------------
Common Stock, $.001   4,800,000         $.75         $3,600,000       $1,062.00
   par value
================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the 2000 Stock Incentive Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the last sale price of the Common Stock as reported by CNBC on the pink sheets on August 8, 2000.
================================================================================

         This Registration Statement Includes a Total of 35 Pages.
                     Exhibit Index Appears on Page 12

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information specified in Part I of Form of S-8 will be sent or given to participants in the 2000 Stock Incentive Plan (the "Plan") of Turbodyne Technologies Inc., a Delaware corporation (the "Registrant"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in accordance with the Note to Part I of Form S-8. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.








































                                     I-1

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

            The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

            (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1999; and

            (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form S-1 (Commission File No. 333-65207), including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

            Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

            Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

            Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

            Section 145 of the Delaware General Corporation Law (the "Delaware Law") grants corporations the power to indemnify directors, officers, employees and agents in accordance with the provisions thereof.

                                   II-1

            Section 102(b)(7) of the Delaware Law grants corporations the power to eliminate a director's personal liability for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Company of its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

            Article X of the Registrant's Certificate of Incorporation provides:

            The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that she or he, her or his testator or intestate, is or was a director, officer, employee or agent of the Corporation or by reason of the fact that any person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this paragraph of Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

            No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law, or (iv) for any transaction form which such director derived an improper personal benefit. No amendment to or repeal of this paragraph of
Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            In furtherance and not in limitation of the powers conferred by statute:

                        (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and






                                   II-2

                       (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contract providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

            Article XI, Section 43 of the Registrant's Bylaws provides:

            Section 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

            (a) DIRECTORS OFFICERS. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

            (b) EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law.

            (c) EXPENSE. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

            Notwithstanding the foregoing,  unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate


                                   II-3
clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

            (d) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

            (e) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.





                                   II-4

            (f) SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (g) INSURANCE. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

            (h) AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

            (i) SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

            (j)  CERTAIN DEFINITIONS.   For  the  purposes  of  this  Bylaw, the
following definitions shall apply:

                        (i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                       (ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                      (iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                       (iv) Reference to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                      II-5

                        (v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

            Not applicable.

Item 8.  Exhibits.
         --------

    Exhibit
    Number  Description
    ------  -----------

      3.1   Certificate of Incorporation of the Registrant(1)
      3.2   Bylaws of the Registrant(1)
      5.1   Opinion of Sheppard, Mullin, Richter & Hampton LLP
     23.1   Consent of Sheppard, Mullin, Richter & Hampton LLP (see Exhibit 5.1)
     23.2   Consent of Independent Auditors (McGowan Guntermann)
     24.1   Power of Attorney (See page II-7)
     99.1   2000 Stock Incentive Plan
     99.2   Form of Incentive Stock Option Agreement
     99.3   Form of Non-Qualified Stock Option Agreement

Item 9.  Undertakings.
         ------------

            (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

--------

(1) Filed as an exhibit to the Registrant's Form 10-Q for the quarter ended June 30, 1998 filed with the Securities and Exchange Commission.

                                      II-6

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.








                                   II-7

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on this 31st day of July, 2000.

                                     TURBODYNE TECHNOLOGIES INC.

                                     By   /s/ Joseph D. Castano
                                          _____________________________________
                                           Joseph D. Castano,
                                           Chief Financial Officer and Secretary

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gerhard E. Delf and Joseph D. Castano his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                           Title                                      Date
         ---------                           -----                                      ----
/s/ Gerhard E. Delf
_____________________________      President and Chief Executive Officer            July 31, 2000
      Gerhard E. Delf

/s/ Peter Hofbauer
_____________________________      Chairman of the Board                            July 31, 2000
   Prof. Peter Hofbauer

/s/ Robert Taylor
_____________________________      Director                                         July 31, 2000
       Robert Taylor

/s/ Joseph D. Castano
_____________________________      Chief Financial Officer (Principal Financial     July 31, 2000
     Joseph D. Castano             and Accounting Officer) and Secretary

/s/ Sadayappa Durairaj
_____________________________      Director                                         July 31, 2000
  Dr. Sadayappa Durairaj

/s/ Wendall R. Anderson
_____________________________      Director                                         July 31, 2000
    Wendall R. Anderson

/s/ Peter Kitzinski
_____________________________      Director                                         July 31, 2000
      Peter Kitzinski

/s/ Daniel Geronazzo
_____________________________      Director                                         July 31, 2000
     Daniel Geronazzo

/s/ Friedrich Goes
_____________________________      Director                                         July 31, 2000
    Dr. Friedrich Goes

                                   EXHIBITS
                                      TO
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                          TURBODYNE TECHNOLOGIES INC.

                                 EXHIBIT INDEX


Exhibit                                                         Sequential
Number      Description                                         Page Number
------      -----------                                         -----------

  3.1       Certificate of Incorporation of the Registrant(1)
  3.2       Bylaws of the Registrant(1)
  5.1       Opinion of Sheppard, Mullin, Richter & Hampton LLP      13
 23.1       Consent of Sheppard, Mullin, Richter & Hampton LLP
               (see Exhibit 5.1)
 23.2       Consent of Independent Auditors (McGowan Guntermann)    16
 24.1       Power of Attorney (See page II-7)
 99.1       2000 Stock Incentive Plan                               17
 99.2       Form of Incentive Stock Option Agreement                24
 99.3       Form of Non-Qualified Stock Option Agreement            30


--------

(1) Filed as an exhibit to the Registrant's Form 10-Q for the quarter ended June 30, 1998 filed with the Securities and Exchange Commission.

                                                                    EXHIBIT 5.1
                                                                    -----------

                            August 14, 2000


Turbodyne Technologies Inc.
6155 Carpinteria Avenue
Carpinteria, California 93013


Re:   Registration Statement on Form S-8
      ----------------------------------


Gentlemen:

            At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Turbodyne Technologies Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,800,000 shares of the Company's common stock (the "Common Stock"), that may be issued in the aggregate pursuant to awards granted under the Company's 2000 Stock Incentive Plan (the "Plan").

            In rendering this opinion, we have examined only the following documents:

            1. The Certificate of Incorporation of the Company, as certified by the Delaware Secretary of State;

            2.   The Bylaws of the Company;

            3.   The Plan;

            4. The forms of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement (collectively the "Agreements") to be used in connection with the Plan;

Turbodyne Technologies Inc.
August 14, 2000
Page 2


            5. Resolutions, adopted by the Company's Board of Directors as of July 31, 2000, and by the stockholders of the Company as of May
                 12,  2000,   pertaining  to  the  adoption  of  the  Plan,  the
                 Agreements and the Registration Statement; and

            6.   The Registration Statement.

            With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to all factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied on such certificates without independent investigation.

            Based  solely  upon the  foregoing  and  assuming,  without  further inquiry, that (i) all awards granted under the Plan to date have been, and all awards to be granted under the Plan will be, duly and validly granted in accordance with the terms of the Plan, (ii) the consideration for the shares of Common Stock to be issued pursuant to such awards will be received prior to the issuance thereof, (iii) the shares of Common Stock to be issued pursuant to such awards will be issued in accordance with the terms of the Plan and the applicable Agreement, (iv) the Registration Statement will become effective under the Securities Act prior to the issuance of any shares of Common Stock under the Plan and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the SEC, (v) prospectuses will be updated and delivered to participants in the Plan as required by the Securities Act and the rules and regulations promulgated by the SEC thereunder, and (vi) the grant of awards under the Plan and the issuance of shares of Common Stock pursuant to such awards will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities
Act), upon which assumptions the following opinion is expressly conditioned, it is the opinion of the undersigned that the 4,800,000 shares of Common Stock issuable by the Company pursuant to awards granted pursuant to the Plan will be, when issued and delivered against payment therefor in accordance with the Plan, the applicable Agreement and the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

Turbodyne Technologies Inc.
August 14, 2000
Page 3

            This opinion is limited to the General Corporation Law of the State of Delaware and the Securities Act and the rules and regulations promulgated by the SEC thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of Delaware or the Securities Act or such rules and regulations be changed by legislative action, judicial decision or otherwise or if we become aware of any facts that change the opinion expressed herein after the date hereof.

            This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of the undersigned in each instance.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Respectfully submitted,


                                    /s/ Sheppard, Mullin, Richter & Hampton LLP
                                    -------------------------------------------
                                        SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

                                                                    EXHIBIT 23.2
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

             We consent to the incorporation by reference in the Registration Statement (Form S-8 333-0000) pertaining to the 2000 Stock Incentive Plan of Turbodyne Technologies Inc. of our report dated April 4, 2000 with respect to the consolidated financial statements and schedules for Turbodyne Technologies Inc. for the year ended December 31, 1999 included in the Annual Report on From 10-K of Turbodyne Technologies Inc. for the year ended December 31, 1999.


                                                    /s/ McGowan Guntermann
                                                    -----------------------
                                                     MCGOWAN GUNTERMANN



Santa Barbara, California

August 1, 2000

                                                                   EXHIBIT 99.1
                                                                   ------------


                           TURBODYNE TECHNOLOGIES INC.

                            2000 STOCK INCENTIVE PLAN



1.  PURPOSE OF THE PLAN.

The purpose of this 2000 Stock Incentive Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Turbodyne Technologies Inc. (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders.


2.  ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") whose members shall serve at the pleasure of the Board. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board.

The Board shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.


                                       1

3.  PERSONS ELIGIBLE UNDER THE PLAN.

Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), shall be eligible to be considered for the grant of Awards under the Plan.


4.  AWARDS.

    (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with a Participant that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.

    (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

    (c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

    (d) GUIDELINES. The Board may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

    (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

         (i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (an "Incentive Stock Option");





                                       2

        (ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

       (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.

    (f) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant's rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

    (g) MAXIMUM GRANT OF AWARDS TO ANY PARTICIPANT. No Participant shall receive Awards representing more than 500,000 shares of Common Stock per annum, subject to adjustment as provided in Section 7 hereof.


5.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Stock Options) shall not exceed an aggregate of 4,800,000 shares of Common Stock, subject to adjustment as provided in Section 7 of the Plan.

Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as



                                       3
to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.


6.  PAYMENT OF AWARDS.

The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that all or a portion of a payment to that Participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.


7.  DILUTION AND OTHER ADJUSTMENT.

In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities as a class (other than cash dividends), then the Board may, but it shall not be required to, make such equitable adjustments to the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Participant in any fiscal year) as the Board in its sole discretion determines appropriate, including any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.


8.  MISCELLANEOUS PROVISIONS.

    (a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."


                                       4

    (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

    (c) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

    (d) ASSIGNMENT OR TRANSFER. Subject to the discretion of the Board, and except with respect to Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan or any rights or interests therein shall be assignable or transferable to the extent provided in the written grant agreement.

    (e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall from time to time adopt.

    (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

    (g) NO RIGHTS TO AWARD. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.

    (h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Participant receiving an Award.

    (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

                                       5

9.  AMENDMENTS AND TERMINATION.

    (a) AMENDMENTS. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

    (b) STOCKHOLDER APPROVAL. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

    (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after September 11, 2008.


10. EFFECTIVE DATE.

The Plan is effective on October 1, 1999, the date on which it was adopted by the Executive Committee of the Board of Directors of the Company.


11. FORM S-8 REGISTRATION STATEMENT.

The Company intends to file a Registration Statement on Form S-8, or such other form as counsel for the Company determines appropriate, to register the issuance of shares by the Company upon the exercise of any options granted pursuant to the Plan. Prior to the filing and effectiveness of the Registration Statement, any shares issued upon the exercise of options granted pursuant to the Plan to U.S. resident shareholders will be issued pursuant to Section 4(2) of the Securities Act of 1933 and will be subject to appropriate restrictions on transfer. Any shares issued upon the exercise of options granted pursuant to the Plan to persons who are not U.S. Persons, as defined in Regulation S promulgated pursuant to the Securities Act of 1933, shall be issued in reliance of Regulation S and subject to the conditions of Regulation S including the agreement of the Participants not to resell the shares to a U.S. Person or for the account or benefit of a U.S. Person until expiry of the distribution compliance period.












                                       6

12. GOVERNING LAW

The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of Delaware applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.











































                                       7

                                                                  EXHIBIT 99.2
                                                                  ------------

                       INCENTIVE STOCK OPTION AGREEMENT



      THIS INCENTIVE STOCK OPTION AGREEMENT is made as of the Date of Grant set forth below, between TURBODYNE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and the employee of the Company whose name appears below (the "Optionee"). All capitalized terms not specifically defined herein shall have the meanings set forth in the Company's 2000 Stock Incentive Plan (the "Plan").


                                   RECITALS

      A. The Board of Directors and the shareholders of the Company both approved and adopted the Plan. The Plan provides for the granting of awards to directors, officers, employees and consultants of the Company or any of its affiliates.

      B. Pursuant to the Plan, the Plan is administered by the Committee appointed by and comprised of members of the Company's Board of Directors.

      C. Pursuant to the Plan, the Compensation Committee (the "Committee") has determined that it is to the advantage and in the best interests of the Company and its shareholders to grant an incentive stock option to the Optionee covering shares of the Company's Common Stock (or any class of stock into which such Common Stock is converted or reclassified as provided in the Plan) ("Common Stock") as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Incentive Stock Option Agreement between the Company and the Optionee.

      D. The option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, the parties hereto agree as follows:

            1. Grant of Option. Effective as of the date of grant set forth on the signature page hereof (the "Date of Grant"), the Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth, all or any part of such number of shares of Common Stock at such purchase price per share as are set forth below, which price is not less than the fair market value of such stock (as determined pursuant to Section 4 hereof) on the Date of Grant; provided, however, that if the Optionee possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and its affiliates) (a "10% Shareholder"), such price is not less than one hundred and ten percent (110%) of the fair market value of such stock (as determined pursuant to Section 4) on the Date of Grant. The Option shall be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the Date of Grant (the "Expiration Date") or earlier in


                                    -1-
                                                                  Page 24 of 35
accordance with Section 5; provided, however, that it the Option is granted to a 10% Shareholder, the Expiration Date shall be the fifth anniversary of the Date of Grant.

            2. Vesting. The Option shall become exercisable to purchase, and shall vest with respect to, such percentage of the shares covered hereby (rounded to the nearest whole share) as may be set forth on the signature page hereof. In each case the number of shares which may be purchased shall be calculated to the nearest full share.

            3. Manner of Exercise. Each exercise of the Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchased price of the shares to be purchased solely (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the Optionee, valued at their fair market value, as determined in accordance with Section 4, or (iii)
(x) by a promissory note made by Optionee in favor of the Company, upon the terms and conditions determined by the Committee including, to the extent the Committee determines appropriate, a security interest in the shares issuable upon exercise or other property, or (y) through a "cashless exercise," in either case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 hereof) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding date). This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

            The Option may be exercised (i) during the lifetime of the Optionee only by the Optionee; (ii) to the extent permitted by the Committee or by the terms of this Agreement, Optionee's spouse if such spouse obtained the Option pursuant to a qualified domestic relations ordered as defined by the Code of Title I of ERISA, or the rules thereunder ("Qualified Domestic Relations Order"); and (iii) after the Optionee's death by his or her transferees by will or the laws of descent or distribution.

            4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is granted (which, for all purposes, shall be the Date of Grant) or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).


                                    -2-
                                                                  Page 25 of 35

            5. Termination of Employment; Death or Permanent Disability. If the Optionee ceases to be employed by the Company or one of its affiliates for any reason other than the Optionee's death or "permanent disability" (within the meaning of Section 22(e)(3) of the Code), the Option shall be exercisable until the earlier of (i) the Expiration Date or (ii) a date three (3) months after the date the Optionee ceases to be an employee of the Company or such affiliate, to the extent exercisable on the date of such cessation of employment, and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this Section 5, but the Option may not be exercised during any such leave of absence, except during the first three (3) months thereof. If the Optionee dies or becomes "permanently disabled" while the Optionee is employed by the Company or one of its affiliates, the Option shall expire on the earlier of (i) the Expiration Date or (ii) a date one (1) year after the date of such death or "permanent disability," to the extent exercisable on the date of death or permanent disability, and shall thereafter expire and be void and of no further force or effect. During such period after death, the Option may, to the extent that it remained unexercised (but exercisable by the Optionee according to the Option's terms) on the date of such death, be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution.

            6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. By accepting the Option, the Optionee represents and agrees, for the Optionee and his or her legal successors (by will or the laws of descent and distribution or through a Qualified Domestic Relations Order), that none of the shares purchased upon exercise of the Option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws. If required by the Committee at the time the Option is exercised, the Optionee or any other person entitled to exercise the Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to such effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of this Option shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable listing requirements of any principal securities exchange on which shares of the same class are listed.

            7. Withholding of Taxes. Upon any disposition by the Optionee or the Optionee's legal successor of shares of Common Stock acquired pursuant to the exercise of this Option within two (2) years of the Date of Grant or one (1) year of the exercise of this Option (an "Early Disposition"), the Company shall have the right to require the Optionee or the Optionee's legal successor to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

            8. No Assignment. The Option and all other rights and privileges granted hereby are not transferable except by will or the laws of descent and distribution or by Optionee's spouse if such spouse obtained the Option pursuant to a qualified domestic relations.


                                    -3-
                                                                  Page 26 of 35

            9. Adjustment for Reorganizations, Stock Splits, etc. If the outstanding shares of Common Stock of the Company (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares receivable upon the exercise of this Option, without change in the total price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

            Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, this Option shall terminate.
            Adjustments under this Section 9 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

            10. Participation by the Optionee in Other Company Plans. Nothing herein contained shall affect the right of the Optionee to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

            11. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Optionee nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of the Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Optionee. No shares shall be issued and delivered upon the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of an exemption therefrom), all applicable listing requirements of a national securities exchange on which shares of the same class are listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

            12. Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company or any of its affiliates, express or implied, to employ the Optionee or contract for the Optionee's services, to restrict the Company's or such affiliate's right to discharge the Optionee or cease contracting for the Optionee's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Optionee and the Company or any of its affiliates.

            13. Agreement Subject to the Plan. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the


                                    -4-
                                                                  Page 27 of 35
terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Optionee's rights under this Option without the prior written consent of the Optionee.


            14. Execution. The interpretation, performance and enforcement of this Agreement shall be governed by the internal substantive laws of the State of California.

                  COMPANY:                TURBODYNE TECHNOLOGIES INC.



                                          By_______________________________

                                          Its_______________________________

                  OPTIONEE:



                                          ---------------------------------
                                          Name





























                                    -5-
                                                                  Page 28 of 35

      By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                  OPTIONEE'S SPOUSE:



                                          ---------------------------------
                                          Name

      The following terms and conditions are an integral part of the foregoing Incentive Stock Option Agreement.


            Optionee:                      _________________________________

            Address:                       _________________________________
                                           _________________________________

            Social Security Number:        _________________________________


            Date of Grant:                 _________________________________

            Number of shares purchasable:  _________________________________

            Exercise Price per share:      _________________________________

            Expiration Date:               _________________________________




     Anniversary Date         Percentage Initially      Cumulative Percentage
   of the Date of Grant           Exercisable                Exercisable
--------------------------------------------------------------------------------
          First
--------------------------------------------------------------------------------
          Second
--------------------------------------------------------------------------------
          Third
--------------------------------------------------------------------------------
          Fourth
--------------------------------------------------------------------------------













                                    -6-
                                                                  Page 29 of 35

                                                                  EXHIBIT 99.3
                                                                  ------------

                     NON-QUALIFIED STOCK OPTION AGREEMENT



      THIS NON-QUALIFIED STOCK OPTION AGREEMENT is made as of the Date of Grant set forth below, between TURBODYNE TECHNOLOGIES INC., a Delaware corporation (the "Company"), and the employee of the Company whose name appears below (the "Optionee"). All capitalized terms not specifically defined herein shall have the meanings set forth in the Company's 2000 Stock Incentive Plan (the "Plan").


                                   RECITALS

      A. The Board of Directors and the shareholders of the Company both approved and adopted the Plan. The Plan provides for the granting of awards to directors, officers, employees and consultants of the Company or any of its affiliates.

      B. Pursuant to the Plan, the Plan is administered by the Committee appointed by and comprised of members of the Company's Board of Directors.

      C. Pursuant to the Plan, the Compensation Committee (the "Committee") has determined that it is to the advantage and in the best interests of the Company and its shareholders to grant an non-qualified stock option to the Optionee covering shares of the Company's Common Stock (or any class of stock into which such Common Stock is converted or reclassified as provided in the
Plan) ("Common Stock") as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Non-Qualified Stock Option Agreement between the Company and the Optionee.

      D.    The  option  granted  hereby  is  not intended  to  qualify   as  an
"incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, the parties hereto agree as follows:

            1. Grant of Option. The Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth, all or any part of such number of shares of Common Stock at such purchase price per share as are set forth below, which price is not less than the fair market value of such stock (as determined pursuant to Section 4 hereof) on the Date of Grant. The Option shall be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the Date of Grant (the "Expiration Date") or earlier in accordance with Section 5.

            2. Vesting. The Option shall become exercisable to purchase, and shall vest with respect to, such percentage of the shares covered hereby



                                    -1-
                                                                  Page 30 of 35

(rounded to the nearest whole share) as may be set forth on the signature page hereof. In each case the number of shares which may be purchased shall be calculated to the nearest full share.

            3. Manner of Exercise. Each exercise of the Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchased price of the shares to be purchased solely (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the Optionee, valued at their fair market value, as determined in accordance with Section 4, or (iii)
(x) by a promissory note made by Optionee in favor of the Company, upon the terms and conditions determined by the Committee including, to the extent the Committee determines appropriate, a security interest in the shares issuable upon exercise or other property, or (y) through a "cashless exercise," in either case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 hereof) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding date). This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

            The Option may be exercised (i) during the lifetime of the Optionee only by the Optionee; (ii) to the extent permitted by the Committee or by the terms of this Agreement, Optionee's spouse if such spouse obtained the Option pursuant to a qualified domestic relations ordered as defined by the Code of Title I of ERISA, or the rules thereunder ("Qualified Domestic Relations Order"); and (iii) after the Optionee's death by his or her transferees by will or the laws of descent or distribution.

            4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is granted (which, for all purposes, shall be the Date of Grant) or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

            5. Termination of Employment; Death or Permanent Disability. If the Optionee ceases to be employed by the Company or one of its affiliates for any reason other than the Optionee's death or "permanent disability" (within the meaning of Section 22(e)(3) of the Code), the Option shall be exercisable until the earlier of (i) the Expiration Date or (ii) a date three (3) months after the date the Optionee ceases to be an employee of the Company or such affiliate, to the extent exercisable on the date of such cessation of employment, and shall thereafter expire and be void and of no further force or effect. A leave of


                                    -2-
                                                                  Page 31 of 35
absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this Section 5, but the Option may not be exercised during any such leave of absence, except during the first three (3) months thereof. If the Optionee dies or becomes "permanently disabled" while the Optionee is employed by the Company or one of its affiliates, the Option shall expire on the earlier of (i) the Expiration Date or (ii) a date one (1) year after the date of such death or "permanent disability," to the extent exercisable on the date of death or permanent disability, and shall thereafter expire and be void and of no further force or effect. During such period after death, the Option may, to the extent that it remained unexercised (but exercisable by the Optionee according to the Option's terms) on the date of such death, be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution.

            6. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. By accepting the Option, the Optionee represents and agrees, for the Optionee and his or her legal successors (by will or the laws of descent and distribution or through a Qualified Domestic Relations Order), that none of the shares purchased upon exercise of the Option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws. If required by the Committee at the time the Option is exercised, the Optionee or any other person entitled to exercise the Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to such effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of this Option shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable listing requirements of any principal securities exchange on which shares of the same class are listed.

            7. Withholding of Taxes. Upon any disposition by the Optionee or the Optionee's legal successor of shares of Common Stock acquired pursuant to the exercise of this Option within two (2) years of the Date of Grant or one (1) year of the exercise of this Option (an "Early Disposition"), the Company shall have the right to require the Optionee or the Optionee's legal successor to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

            8. No Assignment. Subject to the discretion of the Board of Directors, awards granted hereby or any rights or interests therein shall be assignable or transferable to the extent provided herein.

            9. Adjustment for Reorganizations, Stock Splits, etc. If the outstanding shares of Common Stock of the Company (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares


                                    -3-
                                                                  Page 32 of 35
receivable upon the exercise of this Option, without change in the total price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

            Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, this Option shall terminate.

            Adjustments under this Section 9 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

            10. Participation by the Optionee in Other Company Plans. Nothing herein contained shall affect the right of the Optionee to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

            11. No Rights as a Shareholder Until Issuance of Stock Certificate. Neither the Optionee nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of the Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Optionee. No shares shall be issued and delivered upon the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of an exemption therefrom), all applicable listing requirements of a national securities exchange on which shares of the same class are listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

            12. Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company or any of its affiliates, express or implied, to employ the Optionee or contract for the Optionee's services, to restrict the Company's or such affiliate's right to discharge the Optionee or cease contracting for the Optionee's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Optionee and the Company or any of its affiliates.

            13. Agreement Subject to the Plan. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Optionee's rights under this Option without the prior written consent of the Optionee.


                                    -4-
                                                                  Page 33 of 35

            14. Execution. The interpretation, performance and enforcement of this Agreement shall be governed by the internal substantive laws of the State of California.


                  COMPANY:                TURBODYNE TECHNOLOGIES INC.



                                          By_______________________________

                                          Its_______________________________

                  OPTIONEE:



                                          ---------------------------------
                                          Name





































                                    -5-
                                                                  Page 34 of 35

      By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                  OPTIONEE'S SPOUSE:



                                          ---------------------------------
                                          Name

      The following terms and conditions are an integral part of the foregoing Incentive Stock Option Agreement.


            Optionee:                      _________________________________

            Address:                       _________________________________
                                           _________________________________

            Social Security Number:        _________________________________


            Date of Grant:                 _________________________________

            Number of shares purchasable:  _________________________________

            Exercise Price per share:      _________________________________

            Expiration Date:               _________________________________




     Anniversary Date         Percentage Initially      Cumulative Percentage
   of the Date of Grant           Exercisable                Exercisable
--------------------------------------------------------------------------------
          First
--------------------------------------------------------------------------------
          Second
--------------------------------------------------------------------------------
          Third
--------------------------------------------------------------------------------
          Fourth
--------------------------------------------------------------------------------













                                    -6-
                                                                  Page 35 of 35